Exhibit 3.21

BY-LAWS

OF

MILLER OIL CORPORATION
(A Michigan Corporation)

ARTICLE I
Offices

Section 1.                                            Registered Office. The registered office shall be in the County of Grand Traverse, city of Traverse city, Michigan and the name of the resident agent in charge thereof shall be the person who shall from time to time be designated by the Board of Directors.

Section 2.                                            Principal Office. The Corporation shall have its principal office in 3104 Logan Valley Road, Traverse City, MI 49685-0348, and it may also have offices at such other place or places as the Board of Directors may from time to time determine.

ARTICLE II
Shareholders

Section 1.                                            Annual Meeting. The annual meeting of the Shareholders shall be held on the second Wednesday of September in each year at 10:00 a.m. if a regular business day, and if not a regular business day, then on the next regular business day following, unless the Board of Directors shall fix a different day.

Section 2.                                            Special Meetings. Special meetings of the Shareholders may be called by the Chairman of the Board or the President, and shall be called by the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of Shareholders owning at least one-fourth (1/4) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the requested meeting. Business transacted at any special meeting shall be limited to the object or objects stated in the call.

Section 3.                                            Place of Meeting. The Board of Directors may designate any place, either within or without Michigan, as the place of meeting for any annual or special meeting called in the manner authorized by Section 2 hereof. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation designated in Section 2 of Article I of these By-laws.

Section 4.                                            Notice of Meetings. Written or printed notice stating the place, day and hour of the regular and any special meetings, and the purpose or purposes for which any meeting is called, shall be delivered not less than ten (10) nor more than forty (40) days before the date of the meeting, or in case of a merger or consolidation, not less than twenty (20) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or the President, or the Secretary, or the officer or persons calling the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mails in a sealed envelope addressed to the Shareholder at his address as it appears on the records of the Corporation with postage thereon prepaid. Any Shareholder may waive notice and consent to the holding of any meeting. The attendance of a Shareholder at any meeting, in person or by proxy, constitutes a waiver of notice of the meeting, except by objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, or thereafter because an item had not been included in the notice of meeting.

Section 5.                                            Record Date. For the purpose of determining (a) Shareholders entitled to notice of and to vote at any meeting of Shareholders or an adjournment thereof, or (b) to express consent or to dissent from a proposal without a meeting, or (c) Shareholders entitled to receive payment of any dividend or allotment of a right, or (d) Shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and not less than ten days, or in the case of a merger or consolidation not less than twenty (20) days, prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.

Section 6.                                            Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-laws. The Shareholders present in person or by proxy at such meeting at which there was originally a quorum may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present and entitled to vote. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.                                            Voting List.  The Secretary or other officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the Shareholders entitled to vote at a Shareholders’ meeting or any adjournment thereof. The list shall: (a) be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each Shareholder; (b) be produced at the time and the place of the meeting: (c) be subject to inspection by any Shareholder during the whole time of the meeting; (d) be prima facie evidence as to who are the Shareholders entitled to examine the list or to vote at the meeting. If the requirements of this section have not been complied with, on demand of a Shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this section shall not affect the validity of an action taken at the meeting before the making of such demand.

Section 8.                                            Proxies. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.                                            Voting. Subject to the limitations imposed by the fixing of a record date, each Shareholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation.

Section 10.                                      Voting of Shares by Certain Holders. Shares of stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares held by a person in a representative or fiduciary capacity may be voted by him without a transfer of shares into his name upon submission of evidence, at a meeting of Shareholders attended by him, or accompanying his proxy, of such representative or fiduciary capacity.  A Shareholder whose shares of stock are pledged shall be entitled to vote such shares of stock until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares of stock so transferred.

Section 11.                                      Inspectors.  If a Shareholder present in person or by proxy at a meeting and entitled to vote at said meeting requests the appointment of inspectors, the presiding officer at said meeting shall appoint one or more inspectors who shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies; and said inspector or inspectors shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders.

Section 12.                                      New Shareholders. Every person becoming a Shareholder in this company shall be deemed to assent to these By-laws. Said person shall deliver to the Secretary, the address to which he desires notices to be sent. All notices mailed to said address shall be deemed to have been properly served upon said new Shareholder. Any person who fails to so designate his address to the said Secretary, shall be deemed to have waived any and all notices.

Section 13.                                      Informal Action by Shareholders.  Any action required or permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to Shareholders who have not consented in writing. This provision shall be of no force and effect unless a similar provision appears in the Articles of Incorporation.

Any action required or permitted by this Act to be taken at an annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if all the Shareholders entitled to vote thereon consent thereto in writing.

Section 14.                                      Participation by Shareholder. A Shareholder may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this provision constitutes presence in person at the meeting.

ARTICLE III
Directors

Section 1.                                            General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided in the Michigan Business Corporation Act or in its Articles of Incorporation.

Section 2.                                            Number, Tenure and Qualifications.  The number of directors of the Corporation shall be not less than three nor more than seven.  Directors shall be elected at the annual meeting of the Shareholders, and each Director shall be elected to serve until the next annual meeting of Shareholders or until his successor shall have been elected and qualified, or until his death, resignation, disqualification or removal from office, whichever sooner occurs.  Directors need not be residents of Michigan or Shareholders of the Corporation.  The resignation of a Director shall be effected by written notice thereof given to any officer of the Corporation who is a Director or to the Secretary of the Corporation.

Section 3.                                            Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without Michigan, for the holding of additional regular meetings without other notice than such resolution.

Section 4.                                            Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or any two Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without Michigan, as the place for holding any special meeting of the Board of Directors called by them.

Section 5.                                            Notice.  Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, and except as provided in Section 12. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 6.                                            Quorum. A majority of the members of the Board of Directors then in office constitutes a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the Directors are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is required by the Michigan Business Corporation Act, the Articles of Incorporation or these By-laws. Amendment of the By-laws by the Board of Directors requires the vote of not less than majority of the members of the board then in office.

Section 7.                                            Participation by Communication Equipment. A member of the Board of directors or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this provision constitutes presence in person at the meeting.

Section 8.                                            Informal Action by Directors. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting if, before or after the action, all members of the board or of the committee consent thereto in writing. The written consent shall be filed with the minutes ‘of the proceedings of the board or committee. The consent has the same effect as a vote of the Board of Directors or committee of the board for all purposes.

Section 9.                                            Vacancies. If any vacancy or vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or Directors, or otherwise, or if any new Directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than quorum, may choose a successor or successors, or fill the newly created directorship and the Directors so chosen shall hold office until the next annual meeting of Shareholders and until their successors shall be duly elected and qualified.

If, because of death, resignation or other cause, a corporation has no directors in office, an officer, a shareholder, an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or, estate of a shareholder, may call a special meeting of shareholders in accordance with these By-laws for the election of directors.

Section 10.                                      Compensation. Directors who are also full time employees of the Corporation shall not receive any compensation for their services as Directors but they may be reimbursed for reasonable expenses of attendance. By resolution of the Board of Directors, all other Directors may receive an annual fee or a fee for each meeting attended, or both, and expenses of attendance, if any, at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11.                                      Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The board may designate one or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such an absent or disqualified member.  A committee, and each member thereof, shall serve at the pleasure of the board. A committee so designated by the board, may exercise all powers and authority of the board in the management of the business and affairs of the Corporation, except that such committee shall not have the power or authority to: (a) amend the Articles of Incorporation, (b) adopt an agreement of merger or consolidation, (c) recommend to Shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to Shareholders a dissolution of the Corporation or a revocation of a dissolution, (e) amend the By-laws of the Corporation, (f) fill vacancies in the board, (g) fix compensation of the Directors for serving on the board or a committee, and (h) unless the resolution so provides, such a committee does not have power or authority to declare a dividend or to authorize the issuance of stock.

Section 12.                                      Manifestation of Dissent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be assumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent, to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV
Officers

Section 1.                                            Offices. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall consist of a President, Secretary, Treasurer, and, if desired, a Chairman of the Board, one or more Vice Presidents, and such other officers as may from time to time be determined by the Board of Directors. Two or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the Articles or By-laws to be executed, acknowledged or verified by two or more officers.

Section 2.                                            Election and Term of Office. The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election or appointment of officers shall not be held or made at such meeting, such election or appointment shall be held or made as soon thereafter as is convenient. Each officer so elected or appointed shall hold office for the term of which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal.

Section 3.                                            Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.                                            Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled at any meeting of the Board of Directors for the unexpired portion of the term of such office.

Section 5.                                            President. The President shall be the chief executive officer of the Corporation, but he may from time to time delegate all or any part of his duties to the Executive Vice President, if one is elected or appointed, or to any Vice President, he shall preside at all meetings of the Directors and Shareholders unless a Chairman of the Board shall have been elected or appointed; he shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall execute all bonds, mortgages, conveyances and other instruments entered into pursuant to the powers of the Corporation as set forth in the Articles of Incorporation with the authority of the Board of Directors. He shall be ex officio a member of all standing committees, and shall have the general powers and duties of supervision and management of the Corporation.

Section 6.                                            Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and Shareholders, and shall have and exercise such other authority as specifically granted to him from time to time by a resolution of the Board of Directors.

Section 7.                                            Vice Presidents. The Vice President shall perform such duties as are redelegated to him by the President. In the absence or in the event of the disability of the president, the Vice President who has been previously designated by the Board of Directors to do so shall perform the duties and exercise the powers of the President. Vice presidents shall perform such other duties as the Board of Directors shall prescribe.

Section 8.                                            Secretary. The Secretary shall attend all meetings of the board and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. He shall keep in safe custody the seal, if one is authorized, of the Corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer. He shall be sworn to the faithful discharge of his duties. The Assistant Secretary, if one is elected, shall perform the duties and exercise the power of the Secretary in his absence or in the event of his disability.

Section 9.                                            Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the board, or whenever they may require, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurer, if one is elected, shall perform the duties and exercise the power of the Treasurer in his absence or in the event of his disability.

Section 10.                                      Delegation of Duties of Officers. In the absence of any officer of the Corporation, or for any other reason that the board may deem sufficient, the board may delegate, from time to time and for such time as it may deem appropriate, the powers or duties, or any of them, of such officer to any other officer, or to any Director, provided a majority of the board then in office concurs therein.

Section 11.                                      Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V
Contracts, Loans, Checks and Deposits

Section 1.                                            Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.                                            Loans. No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.                                            Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.                                            Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI
Stock Certificates

Section 1.                                            Stock Certificates. Certificates representing shares of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. If a certificate is counter-signed by a transfer agent, or a representative hereof, other than the Corporation by its officers, or, by a registrar by its representative other than the Corporation by its officers, the signatures of the required officers of the Corporation on the certificate may be a facsimile. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate representing shares shall also state upon its face that the Corporation is formed under the laws of the State of Michigan, the number and class of shares, and the designation of the series, if any, which the certificate represents, the par value of each share represented by the certificate, or a statement that the shares are without par value. Each certificate representing shares shall also set forth, on its face or back, or state that the Corporation will furnish to a Shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

Section 2.                                            Lost Certificates. The Corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

Section 3.                                          Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon the books of the Corporation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 4.                                            Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Michigan.

Section 5.                                            Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and registrars and may thereafter require all stock certificates to bear the signature of a transfer agent and registrar.

Section 6.                                            Rules of Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they shall deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

ARTICLE VII
Dividends

Section 1.                                            Declaration. The Board of Directors may, pursuant to law, and within any limitations now or hereafter, by amendment, be set forth in the Articles of Incorporation, declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the capital stock.

Section 2.                                            Reserves. Before payment of any dividend, there may be set aside, out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of

Directors shall think conducive to the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
Fiscal Year

The fiscal year of the Corporation shall begin on the 1st day of July in each year and end on the 30th day of June in each year.

ARTICLE IX
Indemnification

Section 1.                                            Indemnification, Judgment, Settlement, etc. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.                                            Indemnification Expenses Only. The Corporation. shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders and except that no indemnification shall be made in respect of any claim, issue of matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

Section 3.                                            Reimbursement.

(a)                                  To the extent that a Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(b)                                 Any indemnification under Section 1 or 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made in either by the following ways:

(1)   By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding.

(2)   If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion.

(3)   By the Shareholders.

Section 4.                                            Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Subsection (b) of Section 3 upon receipt of and undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Section 5.                                            Limitations. The Corporation shall make no provision to indemnify Directors or officers in any action, suit or proceeding referred to in Sections 1 or 2 which shall be in conflict with the provisions of this Article. Nothing contained in this Article shall affect any rights to indemnification to which persons other than Directors and officers may be entitled by contract or otherwise by law. The indemnifications provided for in this Article continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.                                            Insurance. The Board of Directors may, in the exercise of its discretion, from time to time authorize by resolutions duly adopted, purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under Sections 1 and 2 of this Article.

Section 7.                                            Merger and Reorganization. For the purposes of Sections 1 through 6 of this Article, references to the Corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a Director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE X
Miscellaneous

Section 1.                                            Seal.  The Board of Directors may provide a corporate seal which, if authorized, shall be in the form of two concentric circles and shall have inscribed thereon the name of the Corporation.

Section 2.                                            Waiver of Notice. When the Shareholders or the Board of Directors or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a Shareholder, by his attorney-in-fact, submits a signed waiver of such requirements.

Section 3.                                            Reimbursement. Any payments made to an officer of the Corporation, whether commission, bonus, interest, rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.  It shall be the duty of the Directors, as a board, to enforce payment of each such amount disallowed. Subject to the approval of the Board of Directors, reimbursement may be made by the withholding of proportionate amounts from his future compensation until the amount owed to the Corporation shall have been recovered.

Section 4.                                            Constructive Dividend. Any payment, distribution, or other transaction made or entered into by the Corporation which shall be asserted by the United States Internal Revenue Service to be a constructive dividend to any Shareholder or Shareholders of the Corporation shall, upon final determination by a court having jurisdiction thereof, not appealed from by such Shareholder or Shareholders, or upon acquiescence in such assertion by such Shareholder or Shareholders, be repaid by such Shareholder or Shareholders to the Corporation. It shall be the duty of the Board of Directors to enforce such repayment.

ARTICLE XI
Amendments

These By-laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the Shareholders called for that purpose, or by the affirmative vote of a majority of the Board of Directors then in office at any regular or special meeting called for that purpose.

I HEREBY CERTIFY that the above By-laws were adopted the 18th day of December, 1986.

/s/ David Miller
David Miller, Secretary